Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:              Fred Turcotte

Phone:                      781.332.7136

Email:                         ir@onebeacon.com

ONEBEACON REPORTS 8.3% GROWTH IN ADJUSTED
BOOK VALUE PER SHARE THROUGH SIX MONTHS

HAMILTON, Bermuda (August 2, 2007) – OneBeacon Insurance Group, Ltd. (NYSE:OB) today reported adjusted book value per share of $18.21 an increase of 8.3% through June 30, 2007 and 3.7% for the second quarter, including dividends. For the twelve months ended June 30, 2007, adjusted comprehensive return on equity was 21.3% and adjusted operating return on equity was 11.0%.

“Halfway through the year, we continue to see strong growth in our adjusted book value driven by exceptional investment returns and solid underwriting results, which positions us for achieving our long-term goals,” said Mike Miller, CEO of OneBeacon. “Specialty and Commercial Lines had strong results for the quarter while Personal Lines, especially AutoOne, was challenged.  We continue to invest in specialized teams of people, having recently bolstered our Commercial Lines presence in the Mid-States and Mountain States regions.  For the balance of 2007, we will remain focused on maintaining our underwriting discipline, taking appropriate steps to manage our expenses, and continuing to look for new specialized opportunities.”

- More -

Second quarter adjusted operating income was $39 million or $0.39 per share and net income was $62 million or $0.62 per share. For the six months ended June 30, 2007, adjusted operating income was $77 million or $0.77 per share and net income was $123 million or $1.23 per share. The adjusted amounts are non-GAAP financial measures which are explained later in this release.

Primary Insurance Operations

The GAAP combined ratio was 97.0% for the second quarter versus 94.0% for the same period in 2006, primarily due to an increase in the expense ratio. The expense ratio was 36.1% for the second quarter, as compared to 33.1% for the second quarter of 2006, reflecting continued investments in new businesses and lower earned premiums, as well as 2.3 points recorded in the prior year period related to the favorable settlement of a state franchise tax audit and a reduction in contingent commission accruals. Pretax income in the second quarter was $121 million as compared to $122 million in the second quarter of 2006.

Through the six months ended June 30, 2007, the GAAP combined ratio was 97.3% as compared to 96.4% through the first six months of 2006. The six-month 2007 expense ratio was 36.1% compared to a 34.3% expense ratio for the first six months of 2006. This reflects the aforementioned favorable benefits totaling 1.1 points through six months of 2006 and 0.4 point and 1.0 point of office consolidation expenses recorded through the first six months of 2006 and 2007, respectively. Pretax income for the first six months of 2007 was $235 million and $201 million for the same period in 2006.

Net written premiums were $485 million for the second quarter of 2007 as compared to $515 million in the second quarter of 2006. Through the first six months of 2007, net written premiums totaled $925 million as compared to $990 million through June 30, 2006. Excluding the Agri business that was sold in September 2006, net written premiums declined by 2% year-over-year in the second quarter and for the first six months of 2007. Second quarter Specialty Lines net written premiums increased by 34%, while Commercial Lines decreased 1% and Personal Lines were down 17%. The Personal Lines decrease was principally driven by the expected shrink within AutoOne resulting from the diminishing assigned risk markets as well as increased competition for this business within the voluntary market. Through six months, Specialty Lines net written premiums were up 27% over the prior year, Commercial Lines were up 1%, and Personal Lines decreased by 16%.

Consolidated Investment Results

The GAAP total return on invested assets was 2.1% for the second quarter. Net investment income was $55 million, compared to $53 million in the second quarter of 2006. Net realized investment gains for the second quarter of 2007 were $57 million, compared to $42 million in the second quarter of the prior year. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was a decrease of $10 million in the second quarter of 2007, compared to a $43 million decrease in the second quarter of 2006.

For the first six months, GAAP total return on invested assets was 4.4%. Through six months, net investment income was $105 million, compared to $99 million through

June 30, 2006.  Net realized investment gains through the six months were $112 million, compared to $70 million in the first six months of 2006. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was a $3 million increase in the first six months of 2007, compared to a $41 million decrease in the first six months of 2006.

Company to Host Webcast

OneBeacon will host its second quarter 2007 Webcast for analysts and investors at 10:00 a.m. ET on Thursday, August 2.  A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s Web site www.onebeacon.com. An audio playback of the teleconference will be available on the site shortly following the Webcast.

OneBeacon Insurance Group, Ltd.’s operating subsidiaries offer a range of specialty and segmented commercial and personal insurance products, which are sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The Company is publicly traded on the New York Stock Exchange under the symbol “OB”.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	June 30, 2007	December 31, 2006

Assets

Available-for-sale investments:
Fixed maturity investments	$3,483.8	$3,539.7
Common equity securities	758.4	737.1
Short-term investments	235.4	319.0
Held-to-maturity investments (assets held in trust):
Fixed maturity investments	311.9	305.0
Short-term investments	0.1	33.8
Other investments	332.7	278.1

Total investments	5,122.3	5,212.7

Cash	43.3	41.5
Reinsurance recoverable on unpaid losses	2,765.5	2,842.6
Reinsurance recoverable on paid losses	21.2	32.4
Premiums receivable	545.6	517.1
Securities lending collateral	385.3	528.8
Deferred acquisition costs	193.4	183.8
Accrued investment income	36.2	34.8
Ceded unearned premiums	65.7	38.2
Accounts receivable on unsettled investment sales	20.7	6.7
Other assets	372.5	430.8

Total assets	$9,571.7	$9,869.4

Liabilities

Loss and loss adjustment expense reserves	$4,696.6	$4,837.7
Unearned premiums	1,004.5	985.2
Debt	757.6	759.5
Securities lending payable	385.3	528.8
Preferred stock subject to mandatory redemption (redemption value $300.0 and $320.0)	259.2	262.3
Ceded reinsurance payable	90.4	71.9
Accounts payable on unsettled investment purchases	11.8	11.5
Other liabilities	505.0	635.3

Total liabilities	7,710.4	8,092.2

Common Shareholders’ Equity

Common shares and paid-in surplus	1,116.8	1,115.9
Retained earnings	554.9	474.4
Accumulated other comprehensive income, after tax:
Net unrealized gains on investments	167.9	173.1
Net unrealized foreign currency translation gains	18.4	11.8
Other comprehensive income items	3.3	2.0

Total common shareholders’ equity	1,861.3	1,777.2

Total liabilities and common shareholders’ equity	$9,571.7	$9,869.4

ONEBEACON INSURANCE GROUP, LTD

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Earned premiums	$465.0	$531.9	$933.9	$1,038.7
Net investment income	54.6	53.0	105.2	99.2
Net realized investment gains	57.1	41.6	112.0	69.6
Net other revenues	2.4	6.3	5.5	11.8

Total revenues	579.1	632.8	1,156.6	1,219.3
Expenses:
Loss and loss adjustment expenses	283.1	338.4	571.3	676.1
Policy acquisition expenses	78.3	85.4	156.6	172.9
Other underwriting expenses	89.6	86.0	180.5	169.9
General and administrative expenses	2.7	1.9	5.1	6.5
Accretion of fair value adjustment to loss and loss adjustment expense reserves	4.0	5.8	8.0	11.5
Interest expense on debt	11.3	11.5	22.7	22.8
Interest expense - dividends on preferred stock subject to mandatory redemption	7.6	7.5	15.1	15.1
Interest expense - accretion on preferred stock subject to mandatory redemption	8.7	6.9	17.0	13.3

Total expenses	485.3	543.4	976.3	1,088.1

Pre-tax income	93.8	89.4	180.3	131.2

Income tax provision	(31.5)	(8.7)	(57.5)	(20.4)

Net income from continuing operations before minority interest and equity in earnings of unconsolidated affiliate	62.3	80.7	122.8	110.8

Equity in earnings of unconsolidated affiliate	—	8.0	—	10.2

Net income from continuing operations	62.3	88.7	122.8	121.0

Income from discontinued operations	—	1.6	—	0.4

Net income	62.3	90.3	122.8	121.4

Change in net unrealized gains on investments	(12.5)	(33.3)	(5.2)	(32.1)
Change in foreign currency translation gains	5.1	3.4	6.6	2.6
Change in other comprehensive income items	1.1	0.8	1.3	1.9

Comprehensive net income	$56.0	$61.2	$125.5	$93.8

Earnings per share - basic and diluted
Income from continuing operations	$0.62	$0.89	$1.23	$1.21
Income from discontinued operations	—	0.02	—	0.00
Net income	$0.62	$0.90	$1.23	$1.21
Weighted average number of common shares outstanding (1)	100.0	100.0	100.0	100.0

(1) On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01. The stock split and recapitalization have been reflected retroactively in these financial statements for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENTS

($ in millions)

(Unaudited)

	Primary
	Insurance	Affiliate
For the Three Months Ended June 30, 2007	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$465.0	$—	$—	$465.0
Net investment income	48.7	—	5.9	54.6
Net realized investment gains (losses)	56.9	—	0.2	57.1
Net other revenues (expenses)	3.3	—	(0.9)	2.4

Total revenues	573.9	—	5.2	579.1

Expenses:
Loss and loss adjustment expenses	283.1	—	—	283.1
Policy acquisition expenses	78.3	—	—	78.3
Other underwriting expenses	89.6	—	—	89.6
General and administrative expenses	1.2	—	1.5	2.7
Accretion of fair value adjustment to loss and lae reserves	—	—	4.0	4.0
Interest expense on debt	0.8	—	10.5	11.3
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	16.3	16.3

Total expenses	453.0	—	32.3	485.3

Pre-tax income (loss)	$120.9	$—	$(27.1)	$93.8

	Primary
	Insurance	Affiliate
For the Three Months Ended June 30, 2006	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$485.3	$46.6	$—	$531.9
Net investment income	50.6	—	2.4	53.0
Net realized investment gains (losses)	41.7	—	(0.1)	41.6
Net other revenues (expenses)	2.3	—	4.0	6.3

Total revenues	579.9	46.6	6.3	632.8

Expenses:
Loss and loss adjustment expenses	295.7	42.7	—	338.4
Policy acquisition expenses	74.4	11.0	—	85.4
Other underwriting expenses	86.0	—	—	86.0
General and administrative expenses	0.9	—	1.0	1.9
Accretion of fair value adjustment to loss and lae reserves	—	—	5.8	5.8
Interest expense on debt	0.8	—	10.7	11.5
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	14.4	14.4

Total expenses	457.8	53.7	31.9	543.4

Pre-tax income(loss)	$122.1	$(7.1)	$(25.6)	$89.4

(1) The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENTS

($ in millions)

(Unaudited)

	Primary
	Insurance	Affiliate
For the Six Months Ended June 30, 2007	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$933.9	$—	$—	$933.9
Net investment income	94.4	—	10.8	105.2
Net realized investment gains (losses)	111.8	—	0.2	112.0
Net other revenues (expenses)	6.6	—	(1.1)	5.5

Total revenues	1,146.7	—	9.9	1,156.6

Expenses:
Loss and loss adjustment expenses	571.3	—	—	571.3
Policy acquisition expenses	156.6	—	—	156.6
Other underwriting expenses	180.5	—	—	180.5
General and administrative expenses	1.2	—	3.9	5.1
Accretion of fair value adjustment to loss and lae reserves	—	—	8.0	8.0
Interest expense on debt	1.7	—	21.0	22.7
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	32.1	32.1

Total expenses	911.3	—	65.0	976.3

Pre-tax income (loss)	$235.4	$—	$(55.1)	$180.3

	Primary
	Insurance	Affiliate
For the Six Months Ended June 30, 2006	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$965.4	$73.3	$—	$1,038.7
Net investment income	93.9	—	5.3	99.2
Net realized investment gains (losses)	69.9	—	(0.3)	69.6
Net other revenues (expenses)	4.6	—	7.2	11.8

Total revenues	1,133.8	73.3	12.2	1,219.3

Expenses:
Loss and loss adjustment expenses	599.4	76.7	—	676.1
Policy acquisition expenses	160.8	12.1	—	172.9
Other underwriting expenses	169.9	—	—	169.9
General and administrative expenses	1.6	—	4.9	6.5
Accretion of fair value adjustment to loss and lae reserves	—	—	11.5	11.5
Interest expense on debt	1.4	—	21.4	22.8
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	28.4	28.4

Total expenses	933.1	88.8	66.2	1,088.1

Pre-tax income (loss)	$200.7	$(15.5)	$(54.0)	$131.2

(1) The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS (1)($ in millions)

(Unaudited)

	Primary Insurance Operations
Three Months Ended June 30, 2007	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	56.8%	56.8%	62.6%	60.9%
Expense	31.8%	37.3%	36.2%	36.1%
Total Combined	88.6%	94.1%	98.8%	97.0%

Dollars in millions
Net written premiums	$110.8	$193.6	$180.4	$484.8
Earned premiums	$108.2	$176.4	$180.5	$465.0

	Primary Insurance Operations
Three Months Ended June 30, 2006	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	58.3%	58.2%	61.3%	60.9%
Expense	30.9%	37.5%	29.1%	33.1%
Total Combined	89.2%	95.7%	90.4%	94.0%

Dollars in millions
Net written premiums	$105.6	$195.7	$217.4	$515.4
Earned premiums	$108.0	$171.0	$209.7	$485.3

	Primary Insurance Operations
Six Months Ended June 30, 2007	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	57.1%	55.9%	64.3%	61.2%
Expense	31.6%	37.3%	36.3%	36.1%
Total Combined	88.7%	93.2%	100.6%	97.3%

Dollars in millions
Net written premiums	$207.6	$364.2	$353.2	$925.1
Earned premiums	$215.2	$348.4	$370.3	$933.9

	Primary Insurance Operations
Six Months Ended June 30, 2006	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	56.0%	58.8%	64.5%	62.1%
Expense	31.4%	38.6%	30.8%	34.3%
Total Combined	87.4%	97.4%	95.3%	96.4%

Dollars in millions
Net written premiums	$207.6	$362.5	$419.8	$989.8
Earned premiums	$210.0	$336.3	$419.2	$965.4

(1)   During the fourth quarter of 2006 to better align with OneBeacon’s business and product management structure, OneBeacon repositioned the reporting of AutoOne to personal lines and OneBeacon Specialty Property to commercial lines. Both AutoOne and OneBeacon Specialty Property were formerly reported in specialty lines.

(2)   Includes results from run-off.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE

(in millions, except per share amounts)

(Unaudited)

		Pro Forma
	September 30,	September 30,	December 31,	March 31,	June 30,
	2006	2006 (1)	2006	2007	2007
Numerator
Common shareholders’ equity	$1,695.3	$1,683.3	$1,777.2	$1,825.7	$1,861.3
Remaining adjustment of subsidiary preferred stock to face value	(65.5)	(65.5)	(57.7)	(49.5)	(40.8)
Adjusted common shareholders’ equity (3)	$1,629.8	$1,617.8	$1,719.5	$1,776.2	$1,820.5
Dividends	—	—	—	21.0	42.0
Adjusted common shareholders’ equity, including dividends (3)	$1,629.8	$1,617.8	$1,719.5	$1,797.2	$1,862.5

Denominator
Common shares outstanding (2)	100.0	100.0	100.0	100.0	100.0

Book value per common share	$16.95	$16.83	$17.77	$18.26	$18.61

Adjusted book value per common share (3)	$16.30	$16.18	$17.20	$17.76	$18.21

Adjusted book value per common share, including dividends (3) (4)	$16.30	$16.18	$17.20	$17.97	$18.63

Growth in adjusted book value per common share, including dividends, in the quarter (4)					3.7%

Growth in adjusted book value per common share, including dividends, in the six month period (4)					8.3%

Growth in adjusted book value per common share, including dividends, from pro forma September 30, 2006 (4)					15.1%

(1)    The pro forma data as of September 30, 2006 has been derived by application of pro forma adjustments related to the internal reorganization and other transactions that were completed in anticipation of and in conjunction with the initial public offering of the Company.  See the Company’s Prospectus dated November 8, 2006 for a further description of pro forma adjustments.

(2)    On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01.  The stock split and recapitalization have been reflected retroactively in these financial statements for all periods presented.

(3)    Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 13.

(4)    Includes dividends of $0.21 per common share paid quarterly beginning in March 2007.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE NET INCOME AND ADJUSTED OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2007	2006	2007	2006	2007

Comprehensive net income	$56.0	$61.2	$125.5	$93.8	$307.4
Adjusting items (1)	13.6	14.4	26.7	28.4	55.4
Adjusted comprehensive net income (2)	$69.6	$75.6	$152.2	$122.2	$362.8

Net income	$62.3	$90.3	$122.8	$121.4	$248.1
Less:
Net realized investment gains	(57.1)	(41.6)	(112.0)	(69.6)	(206.0)
Tax effect on net realized investment gains	20.0	14.6	39.2	24.4	72.1
Operating income (2)	$25.2	$63.3	$50.0	$76.2	$114.2
Adjusting items (1)	13.6	14.4	26.7	28.4	55.4
Adjusted operating income (2)	$38.8	$77.7	$76.7	$104.6	$169.6

Common shares outstanding	100.0	100.0	100.0	100.0	100.0

Adjusted operating income per share (2)	$0.39	$0.78	$0.77	$1.05	$1.70

(1)             Adjusted to exclude the impact of economically defeasing the Company's mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$7.6	$7.5	$15.1	$15.1	$30.5
Accretion on preferred stock	8.7	6.9	17.0	13.3	31.8
Earnings on defeasance, net of tax	(2.7)	—	(5.4)	—	(6.9)
Total adjusting items	$13.6	$14.4	$26.7	$28.4	$55.4

(2)             Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 13.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
June 30, 2007
Numerator:
[A] Adjusted comprehensive net income (1) (see page 11)	$362.8

[B] Adjusted operating income (1) (see page 11)	$169.6

	As of	As of
	June 30, 2007	June 30, 2006	Average
Denominator:
Common shareholders’ equity	$1,861.3	$1,653.8	$1,757.6

Less: Remaining adjustment of subsidiary preferred stock to face value	(40.8)	(72.7)

[C] Adjusted common shareholders’ equity (1)	$1,820.5	$1,581.1	$1,700.8

Less: AOCI	(189.6)	(122.9)

[D] Adjusted common shareholders’ equity excluding AOCI (1)	$1,630.9	$1,458.2	$1,544.6

Returns (1):
Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]			21.3%

Adjusted operating return on average adjusted common shareholders’ equity excluding AOCI [ B / D ]			11.0%

(1)             Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 13.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that will be redeemed in May of 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 10.

Adjusted book value per common share, including dividends is a non-GAAP financial measure which is derived by adding back the impact of dividends paid to adjusted book value per common share (a non-GAAP financial measure described above). OneBeacon believes that adjusted book value per common share, including dividends is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share, including dividends is included on page 10.

Adjusted comprehensive net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income to adjusted comprehensive net income is included on page 11.

Operating income or loss is a non-GAAP financial measure that excludes net realized investment gains or losses and the related tax effect from net income or loss.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income or loss to operating income or loss is included on page 11.

Adjusted operating income or loss is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income or loss (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income or loss is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income or loss to adjusted operating income or loss is included on page 11.

Adjusted operating income or loss per common share is calculated by dividing adjusted operating income or loss (a non-GAAP financial measure described above) by the number of common shares outstanding.  OneBeacon believes that adjusted operating income or loss per share is a useful supplement to understanding the Company’s earnings and profitability.  Net income or loss per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income or loss to adjusted operating income or loss is included on page 11. The calculation of adjusted operating income or loss per share is also included on page 11.

Adjusted common shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 10 and page 12.

Adjusted common shareholders’ equity, including dividends, which is used in calculating adjusted book value per common share, including dividends (a non-GAAP financial measure described above), is derived by adding back the impact of dividends paid to adjusted common shareholders’ equity (a non-GAAP measure described above.) The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 10.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 12.

Adjusted common shareholders’ equity excluding accumulated other comprehensive income (AOCI), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding AOCI and the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding AOCI is included on page 12.

Adjusted operating return on average common shareholders’ equity excluding AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity excluding AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average common shareholders’ equity excluding AOCI is included on page 12.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  other factors, most of which are beyond OneBeacon’s control; and

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed February 28, 2007.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.